Exhibit 10.1
Amendment No. 1

To:	(1) Talbot Holdings Ltd. (2) Validus Holdings, Ltd.
23 July 2009
$100,000,000 standby letter of credit facility agreement dated 28 November 2007 between Talbot Holdings Ltd. as borrower, Validus Holdings, Ltd. as guarantor, Lloyds TSB Bank plc and ING Bank N.V., London Branch as mandated lead arrangers, ING Bank N.V., London Branch as structuring agent, Lloyds TSB Bank plc as agent and security trustee and others (the “Facility Agreement”)
1.	Background
(a)	We refer to the Facility Agreement. Capitalised terms used but not defined in this amendment no. 1 (the “Amendment”) shall have the meanings given to them in the Facility Agreement.

(b)	You have informed us that the Guarantor, its wholly owned subsidiary Validus Ltd. (the “Amalgamation Sub”) and IPC Holdings, Ltd., a company organised under the laws of Bermuda (“IPC”) have entered into an Agreement and Plan of Amalgamation dated 9 July 2009 as amended from time to time (the “Plan of Amalgamation”), pursuant to which Amalgamation Sub and IPC will amalgamate (the “Proposed Amalgamation”) and the resulting amalgamated entity will continue as Validus Ltd. (the “Amalgamated Entity”).
2.	Amendment request

You have requested that the Facility Agreement be amended as set forth in this Amendment to allow the Proposed Amalgamation and related transactions to occur.

3.	Conditions

Subject to:
(a)	the terms of this Amendment (including compliance by the Borrower and the Guarantor with the undertakings set out in paragraph 4 below);

(b)	the Proposed Amalgamation being completed upon terms consistent with those set out in the Plan of Amalgamation;

(c)	the representations and warranties deemed to be made by each Obligor pursuant to paragraph 6 below being true in all material respects;

(d)	the date of completion of the Proposed Amalgamation (the “Amalgamation Effective Date”) occurring no later than 31 January 2010;

(e)	there being no Default continuing on the date of this Amendment or (after giving effect to this Amendment) the Amalgamation Effective Date or resulting from the Proposed Amalgamation;

(f)	the Borrower delivering to the Agent, no later than the date of this Amendment, a copy of the amendment fee letter (in a form and substance satisfactory to the

Agent) setting out the terms of the amendment fee relating to the Proposed Amalgamation, duly executed by each of the Obligors; and

(g)	the Borrower delivering to the Agent a copy of the amendments to the Five-Year Secured Letter of Credit Facility and the Three-Year Unsecured Letter of Credit Facility to permit the Proposed Amalgamation, the Facility Agreement shall be amended upon the terms set out in paragraph 5 below.

4.	Undertakings

In consideration of the Agent and the Majority Lenders agreeing to this Amendment, each of the Borrower and the Guarantor:
(a)	shall promptly notify the Agent of any amendment to the Plan of Amalgamation (to the extent such amendment is not filed with the U.S. Securities and Exchange Commission);

(b)	hereby agrees to certain amendments to the Facility Agreement, upon the terms set out in paragraph 5 below;

(c)	shall, from time to time and in any event within 2 Business Days of demand, supply the Agent with such information relating to the Proposed Amalgamation as the Agent may reasonably request;

(d)	shall, on the Amalgamation Effective Date:
(i)	deliver to the Agent a certificate of an Authorised Signatory of the Guarantor confirming that the Proposed Amalgamation has been completed upon terms consistent with those set out in the Plan of Amalgamation;

(ii)	deliver to the Agent a certificate of a Financial Officer of the Guarantor, setting forth the calculation of Consolidated Net Worth of the Amalgamated Entity using the pro forma balance sheet included in the definitive proxy statement filed with the U.S. Securities and Exchange Commission relating to the Proposed Amalgamation;

(iii)	deliver to the Agent a certificate of a Financial Officer of the Guarantor confirming the financial strength rating assigned to Validus Reinsurance, Ltd, and IPCRe Limited by A.M. Best on such date; and
(e)	shall, promptly after the Amalgamation Effective Date, deliver to the Agent the Certificate of Amalgamation from the Bermuda Registrar of Companies confirming the consummation of the Proposed Amalgamation; and

(f)	shall, in accordance with Clause 16.2 (Amendment costs) of the Facility Agreement, within 5 Business Days of demand, reimburse the Agent and the Security Trustee for the amount of all costs and expenses (including the legal fees of Clifford Chance LLP) reasonably incurred by them in connection with this Amendment.

5.	Amendments

With effect from the Amalgamation Effective Date, the terms of the Facility Agreement shall be amended as follows:
(a)	The following definitions in shall be inserted in Clause 1.1 in appropriate alphabetical order and, where applicable, replace the corresponding previously existing definitions:

“Defaulting Lender” means any Lender that has:
(a)	failed to fund any portion of its participations in Letters of Credit within three (3) Business Days of the date required to be funded by it hereunder;

(b)	notified the Borrower or the Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements generally in which it commits to extend credit; or

(c)	(i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganisation or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganisation or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
“IPC” means IPC Holdings, Ltd., a company organised under the laws of Bermuda.

“IPC Acquisition” has the meaning given to such term in Clause 22.24.9.

“IPC Facilities” means:
(a)	the credit agreement among IPC, IPCRe Limited, the lenders listed on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent and fronting bank, providing for letter of credit in an aggregate amount of up to $250 million at any time outstanding, and any modification, amendments, restatements, waivers, extensions, renewals, replacement or refinancing thereof; and

(b)	the letter of credit master agreement between IPCRe Limited and Citibank N.A., providing for letters of credit and any modifications, amendments,

restatements, waivers, extensions, renewals, replacements or refinancing thereof;
provided that any such modifications, amendments, waivers, extensions, renewals, replacements or refinancing be on terms which, when taken together as a whole, are not adverse in any material respect to the interests of the Lenders, as compared to those contained in each of the IPC Facilities as of the date hereof.

“IPCRe Limited” means IPCRe Limited, a company organised under the laws of Bermuda.

“Majority Lenders” means, save as otherwise provided herein a Lender or Lenders whose Commitments amount (or, if each Lender’s Commitment has been reduced to zero, did immediately before such reduction to zero, amount) in aggregate to more than 50 per cent. of the Total Commitments provided that:
(a)	so long as a Lender is a Defaulting Lender, the Commitments of such Lender shall not be included in determining whether the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Clause 38 (Amendments and Waivers)); and

(b)	any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.
“Super-Majority Lenders” means, save as otherwise provided herein a Lender or Lenders whose Commitments amount (or, if each Lender’s Commitment has been reduced to zero, did immediately before such reduction to zero, amount) in aggregate to 66 2/3 per cent. or more of the Total Commitments provided that:
(a)	so long as a Lender is a Defaulting Lender, the Commitments of such Lender shall not be included in determining whether the Super-Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Clause 38 (Amendments and Waivers)); and

(b)	any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.
(b)	Clause 3.5 is amended by replacing the heading with “Lloyd’s Approved Credit Institution; Defaulting Lender” and by adding a new Clause 3.5.4 as follows:
“3.5.4	In the event that any Lender participating in the Facility is a Defaulting Lender, following a request by the Borrower, (i) the Agent, at the request of and in consultation with the Borrower, shall, subject to reaching prior agreement with the Borrower in relation to fees and expenses, use reasonable endeavours to replace the participation of such Lender in the Facility and in any Letter of Credit issued hereunder with one or more of the other Lenders (if any other such Lender is willing to accept all or part of such participation) or with another financial institution that is an Approved Credit Institution and (ii) such Lender shall (in accordance with the provisions of Clause 24 (Changes to the Lenders)) transfer its Commitment and participation in outstanding Letters of Credit to such financial institution which has been agreed between the Agent and the Borrower. The Borrower agrees to reimburse the Finance Parties for all fees, costs and expenses (including legal fees) together with any VAT thereon incurred in connection with such replacement of a Lender’s participation.”
(c)	The reference in Clause 4.2.1 of the Facility Agreement to “0.25 per cent.” shall be deleted and replaced with “0.625 per cent.”;

(d)	Clauses 4.2.2 and 4.2.3 of the Facility Agreement shall be deleted and replaced with “For each Unsecured Letter of Credit, the L/C Commission Rate shall be 3.00 per cent.”

(e)	The following Clause 4.3 (Defaulting Lenders) shall be inserted immediately after Clause 4.2 (Calculation of L/C Commission Rate) of the Facility Agreement:
“4.3	Defaulting Lenders

Notwithstanding anything to the contrary in this Clause 4, for so long as a Lender is a Defaulting Lender, no letter of credit commission hereunder shall accrue or be payable to such Lender until such Lender ceases to be a Defaulting Lender.”
(f)	The reference in Clause 15.1 (Commitment Commission on the Facility) of the Facility Agreement to “0.10 per cent.” shall be deleted and replaced with “0.50 per cent.” and the following words shall be inserted before the full stop at the end of Clause 15.1 (Commitment Commission on the Facility) of the Facility Agreement:

“; provided however, that for so long as a Lender is a Defaulting Lender, no commitment commission hereunder shall accrue or be payable to such Lender until such Lender ceases to be a Defaulting Lender”

(g)	In Clause 19.11.2 of the Facility Agreement, the words “as of the Closing Date” shall be inserted after the words “Except as disclosed in Schedule 14 (Subsidiaries),”.

(h)	The word “The” at the beginning of Clause 19.12 (Capitalisation) of the Facility Agreement shall be deleted and replaced with “As of the Closing Date, the”.

(i)	The following definition shall be inserted into Clause 21.2 (Financial definitions) of the Facility Agreement:

““Amalgamation Effective Date” means the date confirmed by the Obligors to the Agent pursuant to amendment no. 1 to this Agreement dated 23 July 2009 between the Obligors and the Agent, as the date upon which the amalgamation of Validus Ltd. and IPC Holdings, Ltd. took effect.”

(j)	The definition of “Minimum Consolidated Net Worth Amount” set out in Clause 21.2 (Financial definitions) of the Facility Agreement shall be deleted and replaced with the following:

““Minimum Consolidated Net Worth Amount” shall mean, at any time, an amount which initially shall be equal to 70% of the Guarantor’s Consolidated Net Worth as calculated using the pro forma balance sheet included in the definitive proxy statement relating to the IPC Acquisition, and which amount shall be increased immediately following the last day of each financial quarter (commencing with the financial quarter commencing after the date of such pro forma balance sheet) by (i) an amount (if positive) equal to 50% of the Net Income for such financial quarter plus (ii) 50% of the net cash proceeds received from any issuance of shares of common stock of the Guarantor during such financial quarter.”

(k)	Clause 22.13.1(b)(i) of the Facility Agreement shall be deleted and replaced with “such subsidiary is the entity surviving (or, in the case of an amalgamation, continues immediately following) such merger; and”

(l)	Clause 22.13.2(b) of the Facility Agreement shall be deleted and replaced with the following:

“(1) such Dispositions by the Guarantor or any of their subsidiaries of any of their respective properties or assets to the Guarantor or any Wholly-Owned Subsidiary of the Guarantor and (2) such Dispositions by IPC or any of its subsidiaries of any of their respective properties or assets to IPC or any of its other subsidiaries; and”

(m)	The words “, the Three-Year Unsecured Letter of Credit Facility or the IPC Facilities” shall be inserted after the word “Facility” at the end of Clause 22.13.2(f) of the Facility Agreement.

(n)	The words “or the Three-Year Unsecured Letter of Credit Facility” shall be inserted before the semicolon in Clause 22.14.16 of the Facility Agreement.

(o)	Clause 22.21.3(l) of the Facility Agreement shall be deleted and replaced with the following:

“restrictions contained in the Five-Year Secured Letter of Credit Facility, restrictions contained in the Three-Year Unsecured Letter of Credit Facility and restrictions contained in the IPC Facilities;”

(p)	The word “and” at the end of Clause 22.24.7 of the Facility Agreement shall be deleted and the following shall be inserted before the full stop at the end of Clause 22.24.8 of the Facility Agreement:

“; and
22.24.9	the acquisition by the Guarantor, directly or indirectly through one or more of its subsidiaries, in a non-hostile acquisition of IPC or all or substantially all of the outstanding common shares of IPC whether through merger, amalgamation, scheme of arrangement, share exchange, consolidation or otherwise or through a tender or exchange offer followed by one of the foregoing (the “IPC Acquisition”)”
6.	Representations

Each Obligor represents and warrants to the Finance Parties that:
(a)	on the date of this Amendment and the Amalgamation Effective Date, the Repeated Representations are true and correct in all material respects on and as of such date and on the Amalgamation Effective Date (it being understood and agreed that any Repeated Representation which by its terms is made as of a specified date shall be required to be true in all material respects only as of such specified date);

(b)	on the date of this Amendment and (after giving effect to this Amendment) the Amalgamation Effective Date, no Default has occurred which is continuing; and

(c)	on the Amalgamation Effective Date, the financial strength rating assigned to Validus Reinsurance, Ltd. and IPCRe Limited by A.M. Best is no lower than “A-”.
7.	Miscellaneous
(a)	Nothing in this Amendment shall affect the rights of any Finance Party in respect of the occurrence of any other Default or Event of Default which is continuing or any Default or Event of Default which arises on or after the date of this Amendment.

(b)	For the avoidance of doubt, other than in respect of the amendments at paragraph 5 above, this Amendment is sent without prejudice to any rights or remedies we may have under the Finance Documents arising out of or otherwise connected with the matters referred to therein.

(c)	The provisions of the Facility Agreement and the other Finance Documents shall, save as amended by this Amendment, continue in full force and effect.

(d)	This Amendment is designated a “Finance Document” as defined in the Facility Agreement.

8.	Governing law

This Amendment and any non-contractual obligations arising out of or in connection with it are governed by English law.
Please indicate your acceptance of the terms of this Amendment by signing, dating and returning a copy of this Amendment to Loans Administration, Lloyds TSB Bank plc, Loans Administration, Bank House, Wine Street, Bristol BS1 2AN with a copy to Stephen Thomas at Lloyds TSB Bank plc, 10 Gresham Street, London EC2V 7AE.
Yours faithfully
Lloyds TSB Bank plc
as Agent
By: /s/ Stephen Thomas
Lloyds TSB Bank plc
as Lender
By: /s/ Stephen Thomas
ING Bank N.V., London Branch
as Lender
By: /s/ Geraldine P. Kelly
CALYON
as Lender
By: /s/ Charles Kornberger
By: /s/ Walter Jay Buckley

We hereby acknowledge and agree to the terms set out above.
Talbot Holdings Ltd.
By: /s/ Joseph E. (Jeff) Consolino
Validus Holdings Ltd.
By: /s/ Joseph E. (Jeff) Consolino